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                                                                    EXHIBIT 10.1
                                 PROMISSORY NOTE

$7,500,000.00                                                  May 29, 1997

         FOR VALUE RECEIVED, WILLIAM J. CALLAHAN and WILLIAM J. CALLAHAN, JR., Trustees of ANDOVER PARK REALTY TRUST, u/d/t dated June 25, 1986 and recorded with the Essex County (North District) Registry of Deeds in Book 2226, Page 284 (the "Borrower") having a mailing address of P. O. Box 269, Bedford, MA 01730, promise to pay to the order of VICOR CORPORATION, a Delaware corporation (together with any successor holder or holders of this Note, the "Lender") at its office at 23 Frontage Road, Andover, MA 01810, or such other place as Lender may designate, the principal sum of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars, or so much thereof as shall be advanced hereunder, together with interest thereon, as hereinafter set forth.

         Interest on the principal balance of this Note from time to time outstanding shall accrue from the date hereof at a monthly rate of nine (9%) percent. Interest only shall be payable monthly, in arrears, on the first day of each month, in each calendar year. Interest shall be computed on the basis of a three hundred sixty (360) day year and shall be paid for the actual number of days on which principal is outstanding.

         In any event, the entire outstanding principal balance of this Note, together with any accrued interest and other charges as may be due hereunder, shall be paid on May 29, 2002 (the "Maturity Date").

         In the event that any regularly scheduled payment of interest due hereunder is not paid within ten (10) days after the date it is due, the Lender shall have the right, in addition to any other rights hereunder, to collect a late charge as compensation for increased costs of administering such late payment. Such late charge shall be in an amount equal to three (3%) percent of the amount of such late payment, and shall be due and payable upon demand.

         In the event that any payment due hereunder is not paid within ten (10) days after the date it is due or upon a default under the mortgage securing this Note (the "Mortgage") or under any other instrument executed by the Borrower in connection with the loan evidenced by this Note (together with this Note and the Mortgage, the "Loan Documents") which default is not cured within the applicable grace period, if any, the Lender at its option, may declare immediately due and payable the entire outstanding balance of principal and interest, together with all other charges to which the Lender may be entitled. If this Note is so accelerated or any amounts due hereunder are not paid on the Maturity Date, all amounts due hereunder shall, after such acceleration or such Maturity Date, as the case may be, bear interest at a rate which shall equal the Prime Rate, plus five (5) percentage points, until paid.

         The outstanding balance of principal due hereunder may be prepaid in full, but not in part, without penalty, only after the expiration of twenty-four
(24) months from the date of this Note and the sale of the premises described in the Mortgage. The Lender may at its sole and exclusive option require a prepayment of One Million Five Hundred Thousand ($1,500,000) Dollars from the Borrower upon the sale or transfer of Lot 6A Federal Street, Woodland Park, Andover, Massachusetts as set forth in the Loan Documents, such payment, if required, shall be made without penalty during the Term or the Extended Term (hereinafter defined) of this Note.

         In the event the Borrower has not defaulted under the Loan Documents, at the option of the Borrower, the term of this Note may be extended for an additional twenty-four (24) months (the "Extended Term") by written notice delivered to the Lender after January 1, 2002 and prior to February 15, 2002. The annual rate of interest payable under this Note during the Extended Term shall be calculated on May 29, 2002 at the greater of eleven (11%) percent or the Prime Rate, plus two (2%) percent.

         As used herein, the term Prime Rate shall mean the rate of interest (or the higher of a range of rates) announced or published by The Wall Street Journal from time to time as the Prime Rate as determined based upon corporate loans on at least 75% of the nation's largest banks. In the event the Prime Rate is no longer published or announced or becomes unascertainable for any reason, the Lender shall designate a comparable reference rate which shall be deemed the Prime Rate hereunder.


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         Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Note, or at such other address as may be designed in a notice delivered or mailed as herein provided.

         The obligations of Borrower hereunder, if more than one, shall be joint and several.

         The Lender agrees that except as otherwise provided in any Guaranty of this Note or the Loan Documents, it shall proceed only against the premises described in the Mortgage and other collateral given to secure this Note and that neither Borrower nor any trustee or beneficiary of Borrower shall be personally liable for any amounts due hereunder or under the other Loan Documents for any deficiency which may arise upon a foreclosure of the Mortgage or the liquidation of other collateral given to secure this Note; provided that this provision shall not diminish in any way the powers of the Lender to foreclose the Mortgage and to exercise its other rights under the Loan Documents and at law in the event of a default; and provided further that the Borrower and the Borrower's trustees and beneficiaries shall be personally liable to the Lender to the same extent as they would have been liable absent the foregoing
(a) for fraud or willful misrepresentation, or (b) for the retention of any rental or other sums with respect to the premises described in the Mortgage, net of operating and tax expenses actually paid to third parties, which are received at any time after the earlier of (i) the acceleration of this Note, (ii) a default by the Borrower under any of the Loan Documents which is not cured within the applicable grace period, or (iii) if notice of default is required under the Loan Documents, the date such notice is deemed to be delivered to Borrower, or (c) if the Borrower or any successor entity files a petition for reorganization or liquidation or for protection from creditors under the United States Bankruptcy Code or any similar state law.

         The Borrower agrees to pay all charges (including reasonable attorney's fees) of Lender in connection with the collection and/or enforcement of this Note or any other Loan Document or in protecting or preserving the security for this Note, including without limitation, any costs incurred in connection with pursuing its rights in any bankruptcy proceeding affecting the Borrower, whether or not suit is brought against the Borrower.

         The failure of the Lender at any time to exercise any option or right hereunder shall not constitute a waiver of the Lender's right to exercise such option or right at any other time.

         The Borrower and all endorsers and guarantors of this Note hereby jointly and severally waive presentment, demand, notice, protest and all other suretyship defenses generally and agree that (i) any renewal, extension or postponement of the time of payment or any other indulgence, (ii) any modification, supplement or alteration of any of the Borrower's obligations undertaken in connection with this Note or any of the other Loan Documents, or
(iii) any substitution, exchange or release of collateral or the addition or release of any person or entity primarily or secondarily liable, may be effected without notice to the Borrower or any endorser or guarantor of the Borrower's obligations, and without releasing the Borrower or such endorser or guarantor from any liability hereunder.

         The Borrower and all endorsers and guarantors of this Note hereby jointly and severally agree that this Note constitutes a written consent to waiver of trial by jury. The Borrower and all endorsers and guarantors of this Note hereby jointly and severally authorize and empower the Lender in the name, place and stead of the Borrower and any endorser or guarantor, to file this Note with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

         This Note shall be governed by, construed, and enforced in accordance with the laws of The Commonwealth of Massachusetts. If any provision of this
Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. If the payment of any interest due hereunder would subject the Lender to any penalty under applicable law, then the payments due hereunder shall be automatically reduced to what they would be at the highest rate authorized under applicable law.


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         This Note is secured by a Mortgage and Security Agreement covering real estate and buildings located at 300 Federal Street, Andover, Essex County, Massachusetts, and recorded with the Essex County (North District) Registry of Deeds, a Conditional Assignment of Leases and Rents, a Collateral Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, a Loan Agreement, and a Hazardous Material Indemnity Agreement.

         This Note shall have the effect of an instrument under seal.


Witness:                           Borrower:
                                   ANDOVER PARK REALTY TRUST

/s/ Mark S. Raffa                  /s/ William J. Callahan, Trustee
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                                   By: William J. Callahan,
                                   Trustee as aforesaid, and not individually


Witness:                           Borrower:
                                   ANDOVER PARK REALTY TRUST

/s/ Mark S. Raffa                  /s/ William J. Callahan Jr., Trustee
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                                   By:  William J. Callahan, Jr.,
                                   Trustee as aforesaid, and not individually